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                                    EXHIBIT 5


        Opinion of Counsel as to Legality of Securities Being Registered


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                                  June 10, 1999


                                                                       EXHIBIT 5
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Ecogen Inc.
2000 Cabot Boulevard West
Suite 170
Langhorne, PA 19047

     Re: Ecogen Inc. Registration Statement on Form S-8
         ----------------------------------------------

Ladies and Gentlemen:

         We are furnishing this opinion of counsel to Ecogen Inc., a Delaware corporation (the "Company"), for filing as Exhibit 5 to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the registration of 1,500,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock") of the Company which may be issued upon the exercise of options granted under the Company's 1999 Stock Option Plan (the "Plan").

         We have examined the Registration Statement as filed with the Commission as of the date hereof, the Restated Certificate of Incorporation of the Company and the By-laws of the Company, each as amended to date, and the originals, or copies certified or otherwise identified to our satisfaction, of records of corporate proceedings of the Company, the Plan, certificates of public officials and of representatives of the Company, and such other instruments and documents as we have deemed necessary as a basis for the opinions hereinafter expressed, in each case as made available to us by the Company. In such examination we have assumed the genuineness of all signatures, the authenticity of all corporate records and other documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified or photostatic copies.

         Based upon our examination as aforesaid, and in reliance upon our examination of such questions of law as we deem relevant under the circumstances, we are of the opinion that the Shares will, upon issuance in accordance with the provisions of the Plan, be validly issued, fully paid and nonassessable.

         We express no opinion with respect to the applicability or effect of the laws of any jurisdiction other than the Delaware General Corporation Law as in effect on the date hereof.

         We hereby consent to the reference to this firm contained in Item 5 of the Registration Statement, under the caption "Interests of Named Experts and Counsel" and to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                       Very truly yours,




                                       /s/ Paul, Hastings, Janofsky & Walker LLP


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